UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2011
Date of report (Date of earliest event reported)

Intermec, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13279	95-4647021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West
Everett, Washington 98203-1264
(Address of principal executive offices)(Zip code)

(425) 348-2600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On January 15, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vocollect, Inc., a Pennsylvania corporation (“Vocollect”), Vancouver Acquisition Corporation, a Pennsylvania corporation and our wholly-owned subsidiary (“Merger Sub”), and the Shareholders’ Agent identified in the Merger Agreement, pursuant to which we will acquire all of the outstanding shares capital stock of Vocollect in a cash-for-stock transaction where all of the outstanding shares of capital stock of Vocollect and all in-the-money options to purchase shares of common stock of Vocollect will be exchanged for an aggregate purchase price of $190 million (subject to certain adjustments).  Under the terms of the Merger Agreement, Merger Sub will merge with and into Vocollect, with Vocollect surviving as our wholly-owned subsidiary (the “Merger”). The Merger Agreement has been unanimously approved by our board of directors.

Consummation of the transaction is subject to customary closing conditions, including approval and adoption of the Merger Agreement by Vocollect’s shareholders, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain regulatory and other conditions.  The Merger Agreement also contains certain covenants regarding the operation of Vocollect prior to closing, as well as the cooperation of both parties in meeting the conditions to closing.  The Merger Agreement provides both us and Vocollect with termination rights upon the occurrence of certain events, including the failure to consummate the merger prior to April 30, 2011, provided that the failure to consummate the merger prior to such date is not caused by a breach of the Merger Agreement by the terminating party.  The Merger Agreement does not provide for any termination or break-up fees in the event the transaction is not consummated.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  Please refer to the exhibits referred to in Item 9.01 below and the press release we issued on January 18, 2011, attached hereto as Exhibit 99.1, announcing the signing of the Merger Agreement and certain other matters (the “Press Release”).

Concurrently with the execution of the Merger Agreement, we entered into voting agreements (the “Voting Agreements”) with the directors and certain holders of Vocollect’s capital stock, pursuant to which such signatories have agreed to vote in favor of the Merger Agreement and against any other proposal or offer to acquire Vocollect.  The signatories to the Voting Agreement currently hold, in the aggregate, a sufficient number of shares of Vocollect’s capital stock to approve the Merger Agreement.  The Voting Agreements apply to all shares of Vocollect capital stock held by the signatories as of the date of signing the Voting Agreement, as well as any shares of Vocollect capital stock acquired by the signatories thereafter.  The Voting Agreements restrict the transfer of shares by the signatories, subject to certain limited exceptions.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Reference is made to the disclosure set forth under Item 2.03 below, which is incorporated herein by reference.

Forward-looking Statements

Statements made in this filing and related statements that express Intermec’s or our management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include statements about the consummation of the pending acquisition of Vocollect by Intermec, future financial and operating results of the combined company and benefits of the pending acquisition.  Factors that could cause actual results to differ materially from those described herein include: (i) Intermec’s ability to leverage the Vocollect products to enable it to expand its position in the warehouse market, (ii) Intermec’s ability to successfully integrate and market the Vocollect products, and (iii) both companies’ ability to obtain regulatory approvals.  They also include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the fourth quarter of 2010, the full-year of 2010 or any current or future period.  These statements represent beliefs and expectations only as of the date they were made.  We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.  Actual results may differ from those expressed or implied in our forward-looking statements.  Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement.  These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

In addition to the specific risks identified in the preceding paragraph, acquisitions involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the acquisition and the integration of acquired products, technologies and employees into Intermec’s business and product offerings.  Achieving the anticipated benefits of the pending acquisition will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur.  The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures.  The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Amended and Restated Credit Agreement

In connection with the Merger Agreement, on January 14, 2011, we entered into an Amended and Restated Credit Agreement (the “New Credit Agreement”) with the Wells Fargo Bank, National Association (the “Bank”), to convert our existing $50 million, five-year unsecured revolving credit facility entered into on September 27, 2007 (the “Existing Facility”) to a $100 million, three-year, secured revolving credit facility (the “New Facility”).  The New Facility will be used to finance our working capital requirements, for letters of credit, to finance the Merger and for general corporate purposes.  The New Facility will be secured by (i) the assets of certain domestic subsidiaries, (ii) pledges of equity in certain domestic and foreign subsidiaries, and (iii) guaranties of payment obligations from certain of our domestic subsidiaries.  The New Credit Agreement is dated January 14, 2011, but will become effective on the date of the closing of the Merger (the “Closing Date”), provided that the Closing Date occurs on or before April 15, 2011 (the “Final Effective Date”).  If the Closing Date does not occur prior to the Final Effective Date, the New Credit Agreement will become null and void and the Existing Facility and related loan documents will remain in full force and effect.  If the Closing Date occurs prior to the Final Effective Date, we will sign a replacement promissory note and authorize the relevant subsidiaries to sign the pledge and security agreement and guaranty agreements.

Loans outstanding under the New Credit Agreement will bear interest at a variable rate equal to either (i) LIBOR plus the applicable margin, which ranges from 1.25% to 1.75%, or if LIBOR is not available, (ii) the base rate less the applicable margin, which ranges from 0.25% to 0.75%. The base rate is equal to the higher of (a) the Bank’s prime rate, or (b) the federal funds effective rate plus 150 basis points.  We will also be required to pay a fee ranging from 1.25% to 1.75% on the maximum amount available to be drawn under each letter of credit that is issued and outstanding under the New Facility.  The fee on the unused portion of the New Facility ranges from 0.15% to 0.25%.

The New Credit Agreement contains various restrictions and covenants, including restrictions on our ability, and the ability of our subsidiaries, to consolidate or merge, make acquisitions, create liens, incur additional indebtedness or dispose of assets.  The New Credit Agreement also contains financial covenants related to our tangible net worth, annual net income after taxes,  quarterly adjusted net income before taxes and asset coverage ratio (each, as defined in the New Credit Agreement).

If we default under certain provisions of the New Credit Agreement then the Bank, at its option, may accelerate payment amounts due under the loan, the Bank’s obligation to extend further credit will cease and the Bank may exercise its rights with respect to (i) assets of certain domestic subsidiaries, (ii) the pledges of equity in certain of our domestic and foreign subsidiaries, and (iii) the guaranties of payment obligations from certain of our domestic subsidiaries.

The foregoing description of the New Credit Agreement and the New Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01                      Regulation FD Disclosure

In the Press Release, we announced our revised outlook for the fourth fiscal quarter of 2010 with respect to our anticipated range of revenues and our anticipated range of GAAP diluted earnings per share from continuing operations.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of January 15, 2011, by and among Intermec, Inc., a Delaware corporation, Vancouver Acquisition Corporation, a Pennsylvania corporation and wholly-owned subsidiary of Intermec, Inc., Vocollect, Inc., a Pennsylvania corporation, and the Shareholders’ Agent identified therein.

10.1	Form of Voting Agreement by and among Intermec, Inc., a Delaware corporation, Vocollect, Inc., a Pennsylvania corporation, and certain holders of capital stock of Vocollect, Inc.
10.2	Amended and Restated Credit Agreement, dated as of January 14, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association.
99.1	Press release issued by Intermec, Inc. on January 18, 2011.
99.2	Intermec, Inc. investor presentation dated January 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMEC, INC.

By:	/s/ Robert J. Driessnack
Robert J. Driessnack Senior Vice President and Chief Financial Officer

Date: January 18, 2011

INDEX TO EXHIBITS

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of January 15, 2011, by and among Intermec, Inc., a Delaware corporation, Vancouver Acquisition Corporation, a Pennsylvania corporation and wholly-owned subsidiary of Intermec, Inc., Vocollect, Inc., a Pennsylvania corporation, and the Shareholders’ Agent identified therein.

10.1	Form of Voting Agreement by and among Intermec, Inc., a Delaware corporation, Vocollect, Inc., a Pennsylvania corporation, and certain holders of capital stock of Vocollect, Inc.
10.2	Amended and Restated Credit Agreement, dated as of January 14, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association.
99.1	Press release issued by Intermec, Inc. on January 18, 2011.
99.2	Intermec, Inc. investor presentation dated January 18, 2011.